As filed with the Securities and Exchange Commission on November 23, 2009

Registration No. 333-136052

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTENNIAL COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)

Delaware	061242753
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3349 Route 138
Wall, NJ 07719
(Address of principal executive offices)

Ann E. Meuleman,
Senior Vice President and Secretary
AT&T Inc.
208 S. Akard, 32nd Floor
Dallas, Texas 75202
(Name and Address of Agent For Service)

(210) 821-4105
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Wayne Wirtz
Associate General Counsel
AT&T Inc.
208 S. Akard, 30th Floor
Dallas, Texas 75202
(210) 821-4105

REMOVAL OF SHARES FROM REGISTRATION

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-3 (Registration No. 333-136052) (the “Registration Statement”) of Centennial Communications Corp. (“Centennial”).

Centennial entered into an Agreement and Plan of Merger, dated as of November 7, 2008 (the “Merger Agreement”), among AT&T Inc., a Delaware corporation (“AT&T”), Independence Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of AT&T (“Merger Sub”), and Centennial, pursuant to which Merger Sub would merge with and into Centennial, with Centennial surviving the merger as a wholly-owned subsidiary of AT&T (the “Merger”).

The Merger became effective on November 6, 2009. As a result of the Merger, all of Centennial’s Common Stock is wholly-owned by AT&T.

In connection with the closing of the Merger, Centennial hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 23, 2009.

CENTENNIAL COMMUNICATIONS CORP.
(Registrant)

By:	/s/ PETER A. RITCHER

Name:	Peter A. Ritcher
Title:	Chief Financial Officer

Date:	November 23, 2009

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated and on November 23, 2009.

Name	Title

/s/ RALPH DE LA VEGA	President and Director
(Principal Executive Officer)
Ralph de la Vega

/s/ PETER A. RITCHER	Chief Financial Officer
(Principal Financial Officer)
Peter A. Ritcher

/s/ GREGORY T. HALL	Vice President and Controller
(Principal Accounting Officer)
Gregory T. Hall

/s/ RICHARD G. LINDNER	Director

Richard G. Lindner

/s/ WAYNE WATTS	Director

Wayne Watts